                                                                     Exhibit 99


                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN




          ============================================================

                              FINANCIAL STATEMENTS

                                       and

                            SUPPLEMENTARY INFORMATION

                           DECEMBER 31, 1998 AND 1997

                                      with

                          INDEPENDENT AUDITORS' REPORT

          ============================================================

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                           DECEMBER 31, 1998 AND 1997


                                TABLE OF CONTENTS


INDEPENDENT AUDITORS' REPORT...................................................1


FINANCIAL STATEMENTS

    Statements of Net Assets Available for Benefits
    December 31, 1998 .........................................................2

    Statements of Net Assets Available for Benefits
    December 31, 1997..........................................................3

    Statements of Changes in Net Assets Available for Benefits
    For the Year Ended December 31, 1998 and 1997..............................4

    Notes to Financial Statements..............................................5


SUPPLEMENTARY INFORMATION

    Schedule of Assets Held for Investment Purposes............................9

                          INDEPENDENT AUDITORS' REPORT



Foothill Independent Bank
Partners In Your Future 401(K) Profit Sharing Plan
Glendora, California

We have audited the accompanying statements of net assets available for benefits of the Foothill Independent Bank Partners In Your Future 401 (K) Profit Sharing Plan as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Foothill Independent Bank Partners In Your Future 401 (K) Profit Sharing Plan at December 31, 1998 and 1997, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




Rancho Cucamonga, California
March 8, 1999

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                                DECEMBER 31, 1998

                                                                                December 31, 1998
                                         -------------------------------------------------------------------------------------------
                                          Foothill                               Highmark       Highmark
                                         Independent    Highmark    Highmark   Intermediate-   Diversified
                                            Bank         Growth     Balanced       Term          Money
                                            Stock         Fund        Fund       Bond Fund     Market Fund     Other         Total
                                         -----------    --------    --------   -------------   ------------  -----------  ----------
ASSETS

CASH                                                                                                          $ 33,830    $   33,830
                                                                                                              --------    ----------

INVESTMENTS FAIR VALUE
   Shares of registered investment
     companies:
      Foothill Independent Bank stock    $ 2,492,227                                                                       2,492,227
      Mutual funds                                      $755,427   $ 537,582    $ 199,100                                  1,492,109
      Money market funds                                                                        $ 205,450                    205,450
    Loans to participants                                                                                       97,799        97,799
                                         -----------    --------   ---------    ---------       ---------    ---------    ----------
                                           2,492,227     755,427     537,582      199,100         205,450       97,799     4,287,585
                                         -----------    --------   ---------    ---------       ---------    ---------    ----------

RECEIVABLES (Note #4)
    Employer's contribution                                                                                     24,114        24,114
    Participant's contribution                                                                                  14,997        14,997
                                         -----------    --------   ---------    ---------       ---------    ---------    ----------
                                                                                                                39,111        39,111

NET ASSETS AVAILABLE FOR BENEFITS        $ 2,492,227    $755,427   $ 537,582    $ 199,100       $ 205,450     $170,740    $4,360,526
                                         ===========    ========   =========    =========       =========     ========    ==========

The accompanying notes are an integral part of these financial statements.

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                                                                December 31, 1997
                                        --------------------------------------------------------------------------------------------
                                         Foothill                              Highmark        Highmark
                                        Independent    Highmark   Highmark   Intermediate-    Diversified
                                           Bank         Growth    Balanced       Term            Money
                                           Stock         Fund       Fund      Bond Fund       Market Fund       Other       Total
                                        -----------    --------   --------   ------------     -----------      ------    -----------
ASSETS

INVESTMENTS FAIR VALUE
    Shares of registered
    investment companies:
      Foothill Independent Bank stock   $ 2,195,788                                                                      $ 2,195,788
      Mutual funds                                     $ 555,967  $452,047    $ 169,256                                    1,177,270
      Money market funds                                                                       $ 201,544                     201,544
    Loans to participants                                                                                     $ 73,042        73,042
                                        -----------    ---------  --------    ---------        ----------      -------   -----------
                                          2,195,788      555,967   452,047      169,256          201,544        73,042     3,647,644

RECEIVABLES (Note #4)
    Employer's contribution                                                                                     10,028        10,028
    Participant's contribution                                                                                  15,151        15,151
                                        -----------    ---------  --------    ---------        ----------      -------   -----------
                                                                                                                25,179        25,179
          TOTAL ASSETS

LIABILITIES
    Accounts payable                                                                                            61,590        61,590
                                        -----------    ---------  --------    ---------        ----------      -------   -----------
NET ASSETS AVAILABLE FOR BENEFITS       $ 2,195,788   $  555,967  $452,047    $ 169,256         $ 201,544      $36,631   $ 3,611,233
                                        ===========   ==========  ========    =========         =========      =======   ===========

The accompanying notes are an integral part of these financial statements.

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                            1998
                                 --------------------------------------------------------------------------------------
                                    Foothill                                      Highmark         Highmark
                                  Independent       Highmark      Highmark      Intermediate-    Diversified
                                     Bank           Growth        Balanced         Term             Money
                                     Stock            Fund          Fund         Bond Fund       Market Fund     Other
                                 ------------      ---------      ---------     ------------     -----------   --------
ADDITIONS
  Additions to net assets
    attributed to:
    Investment income
      Net appreciation in fair
      value of instruments       $ (269,507)     $ 129,441      $  14,293      $    2,896
      Interest                                       1,868          1,951             865         $  11,003     $  1,376
      Dividends                     324,596            115         13,233          10,647
      Other                                         50,881         20,773               2             2,689            4
                                 ----------      ---------      ---------      ----------         ---------     --------
                                     55,089        182,305         50,250          14,410            13,692        1,380
CONTRIBUTIONS
    Employer's                                                                                                   289,946
    Participant's                                  130,968         95,839          33,823            41,673      140,171
    Participant's rollovers                          4,628          4,068           2,443             2,165       32,416
                                 ----------      ---------      ---------      ----------         ---------     --------
                                          0        135,596         99,907          36,266            43,838      462,533
                                 ----------      ---------      ---------      ----------         ---------     --------
          Total Additions            55,089        317,901        150,157          50,676            57,530      463,913
                                 ----------      ---------      ---------      ----------         ---------     --------
DEDUCTIONS
  Deductions from net assets
  attributed to:
    Benefits paid to
      participants                  174,823         99,085         42,731           5,943            41,081      (50,638)
    Forfeitures                      10,930            145             41              39               609
    Other distributions            (504,416)        12,679          8,252           6,804                        497,865
                                 ----------      ---------      ---------      ----------         ---------     --------
          Total Deductions         (318,663)       111,909         51,024          12,786            41,690      447,227
                                 ----------      ---------      ---------      ----------         ---------     --------
Net increase prior to
  interfund transfers               373,752        205,992         99,133          37,890            15,840       16,686
Interfund transfers                 (77,313)        (6,532)       (13,598)         (8,046)          (11,934)     117,423
                                 ----------      ---------      ---------      ----------         ---------     --------
                                    296,439        199,460         85,535          29,844             3,906      134,109
                                 ----------      ---------      ---------      ----------         ---------     --------
NET ASSETS AVAILABLE FOR
 BENEFITS
  Beginning of year               2,195,788        555,967        452,047         169,256           201,544       36,631
                                 ----------      ---------      ---------      ----------         ---------     --------
  End of year                    $2,492,227      $ 755,427      $ 537,582      $  199,100         $ 205,450     $170,740
                                 ==========      =========      =========      ==========         =========     ========

                                        1998             1997
                                      ---------       ----------
                                        Total
                                      ---------
ADDITIONS
  Additions to net assets
    attributed to:
    Investment income
      Net appreciation in fair
      value of instruments            $ (122,877)     $  933,524
      Interest                            17,063          10,487
      Dividends                          348,591          23,180
      Other                               74,349           2,760
                                      ----------      ----------
                                         317,126         969,951
CONTRIBUTIONS
    Employer's                           289,946         487,898
    Participant's                        442,474         285,186
    Participant's rollovers               45,720
                                      ----------      ----------
                                         778,140         773,084
                                      ----------      ----------
          Total Additions              1,095,266       1,743,035
                                      ----------      ----------
DEDUCTIONS
  Deductions from net assets
  attributed to:
    Benefits paid to
      participants                       313,025         233,934
    Forfeitures                           11,764          13,358
    Other distributions                   21,184
                                      ----------      ----------
          Total Deductions               345,973         247,292
                                      ----------      ----------
Net increase prior to
  interfund transfers                    749,293       1,495,743
Interfund transfers
                                      ----------      ----------
                                         749,293       1,495,743
                                      ----------      ----------
NET ASSETS AVAILABLE FOR
 BENEFITS
  Beginning of year                    3,611,233       2,115,490
                                      ----------      ----------
  End of year                         $4,360,526      $3,611,233
                                      ==========      ==========

The accompanying notes are an integral part of these financial statements.

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE #1 - DESCRIPTION OF PLAN

The following description of the Foothill Independent Bank Partners in Your Future 401(K) Profit Sharing Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

A.  General

    The Plan is a defined contribution plan covering all full-time employees of Foothill Independent Bank (FIB). There is no age or service requirement. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). FIB adopted the Plan effective January 1, 1994.

B.  Contributions

    Each year, FIB contributes to the Plan matching contributions equal to a discretionary percentage, to be determined by the Employer, of the participant's salary reductions. Participants may contribute up to 15% of their annual wages before bonuses and overtime.

C.  Participant Accounts

    Each participant's account is credited with the participant's contribution and allocation of (a) the FIB contributions, and (b) Plan earnings. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

D.  Vesting

    Participants are vested in FIB contributions according to the following schedule:

                 Year of
                 Service                                 Percentage
               ------------                              ----------

                 1 Year                                      25%
                 2 Years                                     50%
                 3 Years                                    100%

    Employee contributions, deferrals and rollovers are immediately 100% vested. No vested benefit may be forfeited.

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE #1 - DESCRIPTION OF PLAN, Continued

E.  Payment of Benefits

    On termination of service, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested in interest in his or her account. Participants with vested balances greater than $3,500 may opt to leave the balance with the Plan.

F.  Loans to Participants

    Participants may apply for a loan of up to one-half of total prior contributions. The loans are secured by the accounts of the participant. The loans are available to all participants and bear a reasonable rate of interest.

G.  Forfeited Accounts

    At December 31, 1998, forfeited non-vested accounts totaled $11,764. These accounts will be used to reduce future employer contributions.


NOTE #2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  Basis of Accounting

    The financial statements of the Plan are prepared using the accrual method of accounting.

B.  Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

C.  Valuation of Assets

    The Plan's investments are stated at fair value. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year-end. The Company stock is valued at its quoted market price. Participant notes receivable are valued at cost which approximates fair value.

    Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE #2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

D.  Tax Status

    The Trust established under the Plan to hold the Plan's assets is qualified under the appropriate section of the Internal Revenue Code. Accordingly, the Plan's net investment income is exempt from income taxes. The Plan has received a favorable tax determination letter from the Internal Revenue Service and the Plan sponsor believes that the Plan continues to qualify and operate as designed.

E.  Administration of Plan Assets

    Contributions made by FIB and its employees are held and managed by a Trustee, which invests the cash received, interest and dividends in accordance with participant's instructions. Distributions to participants are made by the Trustee. The Trustee also administers the payment of principal and interest on participant loans.

    Certain administrative functions are performed by officers or employees of FIB. No such officer or employee receives additional compensation from the Plan. The administrative and Trustee fees associated with the Plan are paid by FIB and not from the Plan assets.


NOTE #3 - RECEIVABLES

Receivables at December 31, consist of the following:

                                                        1998         1997
                                                      --------     --------
Contributions
      Employer                                        $ 24,114     $ 10,028
      Participants                                      14,997       15,151
                                                      --------     --------
                      Total Receivables               $ 39,111     $ 25,179
                                                      ========     ========

NOTE #4 - PENDING BENEFITS PAYABLE

As of December 31, payments to participants who have withdrawn from the Plan, but have not yet been paid totaled $227,733 and $61,596 for 1998 and 1997, respectively. The Plan changed its methodology for accounting for these payments during 1998. Benefits payable to withdrawn participants are included in the total Net Assets Available for Payment.

NOTE #5 - TERMINATION OF PLAN

Although it has not expressed any intent to do so, FIB has the right under the Plan to discontinue its contributions at any time and to terminate the Plan, subject to provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

                      ====================================

                           SUPPLEMENTARY INFORMATION

                      ====================================

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                           DECEMBER 31, 1998 AND 1997



Identity of Issue, Borrower,                                                                Current
  Lessor or Similar Party               Description of Investment             Cost            Value
------------------------------       ---------------------------------       ----------     ----------
Foothill Independent Bank            Common stock, 166,148 shares            $1,960,860      $2,492,227
Highmark Money Market Fund           Money market funds 205,450 units           205,450         205,450
Highmark Growth Equity Fund          Mutual funds 43,591 units                  640,795         755,427
Highmark Balanced Fund               Mutual funds 32,056 units                  460,532         537,582
Highmark Intermediate Term
 Bond Fund                           Mutual funds 19,071 units                  195,387         199,100
Participant Loans                    Various loans at 8.25% to
                                      10.43% interest                            97,799          97,799
                                                                             ----------      ----------
                                                                             $3,560,823      $4,287,585
                                                                             ==========      ==========

                                  Assets Held

Identity of Issue, Borrower,                                                                    Current
  Lessor or Similar Party            Description of Investment                Cost               Value
----------------------------         -------------------------             ----------         ----------
Foothill Independent Bank          Common stock, 166,148 shares            $1,960,860         $2,492,227
Highmark Money Market Fund         Money market funds 205,450 units           205,450            205,450
Highmark Growth Equity Fund        Mutual funds 43,591 units                  640,795            755,427
Highmark Balanced Fund             Mutual funds 32,056 units                  460,532            537,582
Highmark Intermediate Term
 Bond Fund                         Mutual funds 19,071 units                  195,387            199,100
Participant Loans                  Various loans at 8.25% to
                                    10.43% interest                            97,799             97,799
                                                                           ----------         ----------
                                                                           $3,560,823         $4,287,585
                                                                           ==========         ==========